Exhibit 99.1

Contacts:	Jane Ostrander Media Relations 847 482-5607 jostrander@tenneco.com	Leslie Hunziker Investor Relations 847 482-5042 lhunziker@tenneco.com
TENNECO THIRD QUARTER RESULTS BENEFIT FROM GEOGRAPHIC
BALANCE — PARTIALLY OFFSETS IMPACT OF SIGNIFICANT NORTH
AMERICAN OE VOLUME DECLINES
•	European segment EBIT improves 151% year-over-year
•	Global aftermarket revenue up 4%
•	China growth drives Asia revenue up 76%
•	Lower customer production drives down North America OE revenue by 17%
LAKE FOREST, ILLINOIS, OCTOBER 24, 2006 — Tenneco Inc. (NYSE: TEN) reported third quarter 2006 net income of $6 million, or 12-cents per diluted share, versus $10 million, or 23-cents per diluted share in third quarter 2005. Excluding restructuring and restructuring related adjustments, net income was $10 million, or 22-cents per diluted share compared with $12 million, or 27-cents per diluted share a year ago (the attached tables reconcile GAAP results to Non-GAAP results).
EBIT (earnings before interest, taxes and minority interest) was $45 million, down from $50 million a year ago. On an adjusted basis, EBIT was $52 million, flat year-over-year. EBITDA (EBIT before depreciation and amortization) was $90 million, versus $94 million in third quarter 2005. Adjusted EBITDA was $97 million, up from $96 million a year ago.
Tenneco’s strong European segment (Europe, South America, India) performance and growth in China and global aftermarket revenues helped counter the significant impact of North American OE light truck and SUV production declines on some of the company’s largest platforms. Tenneco’s quarterly results were also helped by the company’s ability to cut costs, improve manufacturing efficiency and flex down operations as volumes declined.
Adjusted third quarter 2006 and 2005 results:

	Q3 2006				Q3 2005
			Net				Net
	EBITDA	EBIT	Income	Per Share	EBITDA	EBIT	Income	Per Share
Earnings Measures	$90	$45	$6	$0.12	$94	$50	$10	$0.23

Adjustments (reflects non-GAAP measures):
Restructuring and restructuring related expenses	7	7	4	0.10	2	2	2	0.04

Non-GAAP earnings measures	$97	$52	$10	$0.22	$96	$52	$12	$0.27

-More-

Third quarter 2006 adjustments:
•	Restructuring and restructuring related expenses of $7 million pre-tax, or 10-cents per diluted share.
Third quarter 2005 adjustments:
•	Restructuring and restructuring related expenses of $2 million pre-tax, or 4-cents per diluted share.
Third quarter revenue was $1.122 billion compared with $1.096 billion the previous year. Favorable currency benefited revenue by $21 million. Substrate sales, which typically carry lower margins, increased to $215 million from $166 million a year ago. Excluding the impact of currency and substrate sales, revenue was $886 million versus $930 million a year ago. The decrease was primarily the result of OE production volume declines in North America.
Gross margin in the quarter was 17.5% versus 18.9% the previous year. European manufacturing productivity improvements and global cost reduction efforts were more than offset by significant OE volume declines in North America, higher steel costs, and higher restructuring costs. In addition, the growth in substrate sales in Europe, driven by more diesel aftertreatment and hot-end exhaust business, diluted gross margin. Steel costs in the quarter increased $9 million year-over-year.
Selling, General, Administrative and Engineering (SGA&E) expense in the quarter improved to 9.4% of sales versus 10.8% a year ago. Aggressive efforts to reduce costs globally to help offset North American OE volume declines and tight discretionary spending controls drove the improvement.
Cash flow from operations declined year-over-year. The company used $45 million in cash from working capital during the quarter, up from $11 million in third quarter 2005. The year-over-year changes in cash flow from accounts receivable and accounts payable offset each other in the quarter. Cash flow used for inventory was $18 million higher than a year ago, in part to prepare for platform launches in North America. The remainder of the change in cash flow used for working capital was due to timing on the payment of other current liabilities.
At quarter-end, total debt decreased to $1.403 billion compared with $1.429 billion at the end of third quarter 2005. Debt net of cash balances was $1.287 billion, down from $1.340 billion a year ago. The ratio of debt net of cash balances to adjusted last twelve months EBITDA was 3.1, versus 3.2 for the same period last year. Taking into consideration the projected fourth quarter OE production cuts in North America, Tenneco doesn’t anticipate much change at year-end to this ratio, which is higher than the company’s year-end goal of 2.8.
NORTH AMERICA
•	North America OE revenue was $307 million, versus $369 million a year ago. Excluding the impact of currency and substrate sales, revenue was down 16% to $252 million. The decrease was the result of OE volume declines on key platforms like the Dodge Ram and Ford F-150 pick-up trucks and GM’s Trailblazer/Envoy vehicles, three of Tenneco’s top ten largest OE platforms. The timing on the transition of Tenneco’s emission control business on one of GM’s largest light truck platforms also negatively impacted revenue.
•	North American aftermarket revenue increased to $135 million from $133 million in third quarter 2005, driven by price increases in both product lines and previously announced new business, which more than offset lower ride control and exhaust unit volumes.
•	EBIT for North American operations was $16 million, compared with $37 million the previous year. Third quarter 2006 EBIT includes $3 million in restructuring costs.
•	EBIT was primarily impacted by OE volume declines and higher material costs, as well as an increase in warranty costs in the quarter, all of which more than offset SGA&E expense reductions, manufacturing efficiency improvements and the company’s efforts to adjust operations to match lower customer demand.
EUROPE, SOUTH AMERICA AND INDIA
•	European OE revenue was $393 million, up from $341 million the prior year. Revenue was driven by the ramp-up on new emission control platforms including more diesel aftertreatment and hot-end exhaust business, which resulted in an increase in substrate sales. Substrate sales were 41% of total OE emission control revenue versus 30% a year ago. Excluding the impact of favorable currency and substrate sales, revenue was $255 million, versus $264 million in third quarter 2005. The decrease was largely due to OE production declines on a number of older vehicle models.
•	European aftermarket revenue was $106 million, an increase from $97 million in third quarter 2005. Excluding favorable currency, revenue was still up 5% at $102 million. The increase was largely driven by price increases in both product lines, exhaust market share gains and the introduction of new diesel particulate filter business.
•	Stronger OE and aftermarket sales increased South America and India revenue to $70 million, from $62 million the previous year. Excluding $3 million in currency and $9 million in substrate sales, revenue was $58 million, compared with $57 million a year ago.
•	EBIT for Europe, South America and India was $24 million, versus $9 million a year ago. Third quarter 2006 and 2005 EBIT both included $2 million in restructuring costs. Third quarter 2006 EBIT included $1 million in favorable currency.
•	The 151% year-over-year EBIT improvement was primarily driven by significant manufacturing improvements and SGA&E cost reductions, which more than offset volume declines and higher material costs.
ASIA PACIFIC
•	Asian operations generated $66 million in revenue, a 76% increase over $38 million a year ago. Excluding the impact of currency and substrate sales, revenue was up 58%. Quarterly revenue gains were driven by the ramp-up of new OE platform launches in China as well as higher volumes on existing platforms.
•	Australian revenue was $45 million, down from $56 million the previous year. Excluding the impact of currency and substrate sales, revenue was down 22%, mostly due to an 18% decline in industry OE production.
•	Asia Pacific EBIT was $5 million, versus $4 million in third quarter 2005. Third quarter 2006 EBIT included $2 million in restructuring costs.

•	The 85% improvement in EBIT, before restructuring, was due to stronger OE production and new platform launches in China, partially offset by higher warranty costs in the quarter.
OUTLOOK
Tenneco’s geographic, market and customer balance, and ability to flex down spending and operations only partially offset the impact of significant North American OE volume declines in the third quarter. The company anticipates continued challenges in the fourth quarter as North American OE production is expected to be down significantly year-over-year, primarily in the light truck and SUV segment. Given the anticipated impact on fourth quarter performance, Tenneco will intensify its efforts to reduce operating costs and continue its focus on improving manufacturing productivity worldwide through programs like Lean and Six Sigma. In addition, the company’s strong geographic and market balance with more than 50% of revenue generated outside North America and a strong presence in the global aftermarket should help partially offset the downswing in North America through the end of the year.
Attachment 1:
Statements of Income — 3 Months
Statements of Income — 9 Months
Balance Sheets
Statements of Cash Flows — 3 Months
Statements of Cash Flows — 9 Months
Attachment 2:
Reconciliation of GAAP Net Income to EBITDA — 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures — 3 Months
Reconciliation of GAAP Net Income to EBITDA — 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures — 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures — 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures — 9 Months
Reconciliation of Non-GAAP Measures — Ratio of Debt Net of Cash to Adjusted EBITDA — LTM
CONFERENCE CALL
The company will host a conference call on Tuesday, October 24, 2006 at 10:30 a.m. EDT. The dial-in number is 888-790-1408 (domestic) or 773-756-0157(international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 24, 2006. To access this recording, dial 800-947-6450 (domestic) or 203-369-3539 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.
Tenneco is a $4.4 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet® and Clevite®Elastomer brand names. Among its products are Sensa-Trac® and Monroe Reflex® shocks and struts, Rancho® shock absorbers, Walker® Quiet-Flow® mufflers, Dynomax® performance exhaust products, and Clevite®Elastomer noise, vibration and harshness control components.
This press release contains forward-looking statements. Words such as “hopes,” “estimates,” “continue,” “will,” “plans,” “outlook” and “goal” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company’s plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:
(i) changes in automotive manufacturers’ production rates and their actual and forecasted requirements for the company’s products;
(ii) the overall highly competitive nature of the automotive parts industry, including pricing pressure from the company’s OE customers and the loss of any awards of business, or the failure to obtain new awards of business, from our large customers, on which we are dependent for a substantial portion of our revenues; for example, Ford, from whom the company derived 12% of its 2005 net sales, recently announced a plan to significantly reduce the number of its global suppliers. While the company currently believes that its relationship with Ford will not be impacted by this plan, any significant reduction in sales to Ford could have a material adverse effect on the company;
(iii) the company’s resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;
(iv) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
(v) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company’s products, and the potential negative impact on the company’s revenues and margins from such products;
(vi) the company’s continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;
(vii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;
(viii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;
(ix) changes in capital availability or costs, including increases in the company’s costs of borrowing (i.e., interest rate increases), the amount of the company’s debt, the ability of the company to access capital markets and the credit ratings of the company’s debt;
(x) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations;
(xi) workforce factors such as strikes or labor interruptions;

(xii) the company’s ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company’s customers and the market;
(xiii) further changes in the distribution channels for the company’s aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;
(xiv) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;
(xv) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and
(xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company’s SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2005. Further information can be found on the company’s web site at www.tenneco.com.
###

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2006		2005
Net sales and operating revenues	$1,122		$1,096

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	926	(a)	889	(b)
Engineering, Research and Development	24		22
Selling, General and Administrative	82	(a)	96
Depreciation and Amortization of Other Intangibles	45		44

Total Costs and Expenses	1,077		1,051

Loss on sale of receivables	(2)		(1)
Other Income	2		6

Total Other Income	—		5

Income before Interest Expense, Income Taxes, and Minority Interest
North America	16	(a)	37
Europe & South America	24	(a)	9	(b)
Asia Pacific	5	(a)	4

	45		50

Less:
Interest expense (net of interest capitalized)	34		33
Income tax expense	3		7
Minority interest	2		—

Net Income	6		10

Average common shares outstanding:
Basic	45.0		43.3

Diluted	47.2		45.6

Earnings per share of common stock:
Basic	$0.13		$0.25

Diluted	$0.12		$0.23

(a)	Includes restructuring and restructuring related charges of $7 million pre-tax, $4 million after tax or $0.10 per share. Of the adjustment $6 million is recorded in cost of sales and $1 million is recorded in SG&A. Geographically, $3 million is recorded in North America, $2 million in Europe and South America and $2 million is recorded in Asia Pacific.

(b)	Includes restructuring and restructuring related charges of $2 million pre-tax, $2 million after tax or $0.04 per share. The entire $2 million adjustment is recorded in cost of sales and geographically in Europe and South America.

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2006		2005
Net sales and operating revenues	$3,476		$3,377

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	2,819	(a)	2,718	(e)
Engineering, Research and Development	68		64
Selling, General and Administrative	290	(a) (b) (c)	287	(e)
Depreciation and Amortization of Other Intangibles	136		134

Total Costs and Expenses	3,313		3,203

Loss on sale of receivables	(4)		(2)
Other Income	1		5

Total Other Income / (Expense)	(3)		3

Income before Interest Expense, Income Taxes, and Minority Interest
North America	87	(a) (b) (c)	126	(e)
Europe & South America	66	(a)	41	(e)
Asia Pacific	7	(a)	10

	160		177

Less:
Interest expense (net of interest capitalized)	101		97
Income tax expense	18	(d)	29	(f)
Minority interest	4		1

Net Income	37		50

Average common shares outstanding:
Basic	44.5		43.0

Diluted	46.8	(b)	45.2

Earnings per share of common stock:
Basic	$0.84		$1.17

Diluted	$0.79	(b)	$1.11

(a)	Includes restructuring and restructuring related charges of $21 million pre-tax, $13 million after tax or $0.31 per share, of which $19 million is recorded in cost of sales and $2 million is recorded in SG&A. Geographically, $10 million is recorded in North America, $6 million in Europe and South America and $5 million in Asia Pacific.

(b)	Includes $1 million pre-tax and after tax increase in stock compensation expense associated with the adoption of FAS 123R. Adoption of this accounting standard also increased the calculated number of diluted shares by 0.6 million for a combined impact of $0.02 per share.

(c)	Includes customer changeover costs of $6 million pre-tax, $4 million after-tax or $0.09 per share.

(d)	Includes a $3 million or $0.06 per share tax benefit, primarily related to resolution of tax issues.

(e)	Includes restructuring and restructuring related charges of $7 million pre-tax, $5 million after tax or $0.11 per share. Of the charges, $6 million is recorded in cost of sales and the remaining $1 million is in SG&A. Geographically, $2 million is recorded in North America and $5 million in Europe and South America.

(f)	Includes a $1 million or $0.02 per share tax expense primarily related to adjusting state tax net operating loss carry forwards.

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

	September 30,		December 31,
	2006		2005
Assets
Cash and Cash Equivalents	$116		$141
Receivables, Net	641	(a)	543	(a)
Inventories	419		360
Other Current Assets	185		153
Investments and Other Assets	712		700
Plant, Property, and Equipment, Net	1,080		1,043

Total Assets	$3,153		$2,940

Liabilities and Shareholders’ Equity
Short-Term Debt	$51		$22
Accounts Payable	730		651
Accrued Taxes	52		31
Accrued Interest	34		38
Other Current Liabilities	238		237
Long-Term Debt	1,352	(b)	1,356	(b)
Deferred Income Taxes	84		86
Deferred Credits and Other Liabilities	364		366
Minority Interest	28		24
Total Shareholders’ Equity	220		129

Total Liabilities and Shareholders’ Equity	$3,153		$2,940

	September 30,		December 31,
	2006		2005

(a) Accounts receivable securitization programs	$144		$129

	September 30,		December 31,
	2006		2005

(b) Long term debt composed of:
Term loan B (Due 2010)	$356		$356
10.25% senior notes (Due 2013)	488		489
8.625% subordinated notes (Due 2014)	500		500
Other long term debt	8		11

	$1,352		$1,356

Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2006	2005
Operating activities:
Net income	$6	$10
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	45	44
Stock option expense	1	—
Deferred income taxes	1	8
Loss on sale of assets, net	—	1
Changes in components of working capital (net of acquisition)-
(Inc.)/dec. in receivables	17	(9)
(Inc.)/dec. in inventories	(7)	11
(Inc.)/dec. in prepayments and other current assets	(7)	(4)
Inc./(dec.) in payables	(39)	(12)
Inc./(dec.) in taxes accrued	(8)	(8)
Inc./(dec.) in interest accrued	(5)	(4)
Inc./(dec.) in other current liabilities	4	15
Other	(5)	(14)

Net cash provided by operating activities	3	38

Investing activities:
Net proceeds from sale of assets	4	1
Expenditures for plant, property & equipment	(43)	(37)
Acquisition of business	—	—
Expenditures for software-related intangibles	(3)	(5)
Investments and other	(2)	(1)

Net cash (used) by investing activities	(44)	(42)

Financing activities:
Issuance of common shares	3	2
Issuance of long-term debt	—	1
Retirement of long-term debt	(1)	(1)
Net inc. in short-term debt excluding current maturities on long-term debt	32	22
Other	—	1

Net cash provided by financing activities	34	25

Effect of foreign exchange rate changes on cash and cash equivalents	—	2

Increase (decrease) in cash and cash equivalents	(7)	23
Cash and cash equivalents, July 1	123	66

Cash and cash equivalents, September 30	$116	$89

Cash paid during the period for interest	$36	$33
Cash paid during the period for income taxes	$11	$5

Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2006	2005
Operating activities:
Net income	$37	$50
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	136	134
Stock option expense	3	—
Deferred income taxes	9	3
Loss on sale of assets, net	2	2
Changes in components of working capital (net of acquisition)-
(Inc.)/dec. in receivables	(85)	(209)
(Inc.)/dec. in inventories	(47)	(22)
(Inc.)/dec. in prepayments and other current assets	(34)	(23)
Inc./(dec.) in payables	51	52
Inc./(dec.) in taxes accrued	(8)	11
Inc./(dec.) in interest accrued	(4)	(2)
Inc./(dec.) in other current liabilities	—	5
Other	—	(27)

Net cash provided (used) by operating activities	60	(26)

Investing activities:
Net proceeds from sale of assets	6	4
Expenditures for plant, property & equipment	(130)	(100)
Acquisition of business	—	(11)
Expenditures for software-related intangibles	(9)	(12)
Investments and other	(1)	1

Net cash (used) by investing activities	(134)	(118)

Financing activities:
Issuance of common shares	13	6
Issuance of long-term debt	—	1
Retirement of long-term debt	(3)	(43)
Net inc. in short-term debt excluding current maturities on long-term debt	29	56
Other	2	1

Net cash provided by financing activities	41	21

Effect of foreign exchange rate changes on cash and cash equivalents	8	(2)

Decrease in cash and cash equivalents	(25)	(125)
Cash and cash equivalents, January 1	141	214

Cash and cash equivalents, September 30	$116	$89

Cash paid during the period for interest	$103	$94
Cash paid during the period for income taxes	$18	$16

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
Unaudited

	Q3 2006
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$6
Minority interest				2
Income tax expense				3
Interest expense (net of interest capitalized)				34

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$16	$24	$5	45
Depreciation and amortization of other intangibles	22	20	3	45

Total EBITDA(2)	$38	$44	$8	$90

	Q3 2005
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$10
Income tax expense				7
Interest expense (net of interest capitalized)				33

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$37	$9	$4	50
Depreciation and amortization of other intangibles	22	19	3	44

Total EBITDA(2)	$59	$28	$7	$94

(1)	Generally Accepted Accounting Principles

(2)	EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA because it regularly reviews EBITDA as a measure of the company’s performance. In addition, Tenneco believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q3 2006				Q3 2005
	EBITDA (3)	EBIT	Net Income	Per Share	EBITDA (3)	EBIT	Net Income	Per Share
Earnings Measures	$90	$45	$6	$0.12	$94	$50	$10	$0.23

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	7	7	4	0.10	2	2	2	0.04

Non-GAAP earnings measures	$97	$52	$10	$0.22	$96	$52	$12	$0.27

	Q3 2006
	North	Europe	Asia
	America	& SA	Pacific	Total
EBIT	$16	$24	$5	$45
Restructuring and restructuring related expenses	3	2	2	7

Adjusted EBIT	$19	$26	$7	$52

	Q3 2005
	North	Europe	Asia
	America	& SA	Pacific	Total
EBIT	$37	9	$4	$50
Restructuring and restructuring related expenses	—	2	—	2

Adjusted EBIT	$37	$11	$4	$52

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the third quarters of 2006 and 2005 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(3)	EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA because it regularly reviews EBITDA as a measure of the company’s performance. In addition, Tenneco believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
Unaudited

	YTD 2006
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$37
Minority interest				4
Income tax expense				18
Interest expense (net of interest capitalized)				101

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$87	$66	$7	160
Depreciation and amortization of other intangibles	68	59	9	136

Total EBITDA(2)	$155	$125	$16	$296

	YTD 2005
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$50
Minority interest				1
Income tax expense				29
Interest expense (net of interest capitalized)				97

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$126	$41	$10	177
Depreciation and amortization of other intangibles	68	57	9	134

Total EBITDA(2)	$194	$98	$19	$311

(1)	Generally Accepted Accounting Principles

(2)	EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA because it regularly reviews EBITDA as a measure of the company’s performance. In addition, Tenneco believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2006				YTD 2005
			Net	Per			Net	Per
	EBITDA (3)	EBIT	Income	Share	EBITDA (3)	EBIT	Income	Share

Earnings Measures	$296	$160	$37	$0.79	$311	$177	$50	$1.11

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	21	21	13	0.31	7	7	5	0.11
New Aftermarket customer changeover costs (4)	6	6	4	0.09	—	—	—	—
Stock based compensation accounting change (5)	1	1	1	0.02	—	—	—	—
Tax adjustments	—	—	(3)	(0.06)	—	—	1	0.02

Non-GAAP earnings measures	$324	$188	$52	$1.15	$318	$184	$56	$1.24

	YTD 2006
	North	Europe	Asia
	America	& SA	Pacific	Total
EBIT	$87	$66	$7	$160
Restructuring and restructuring related expenses	10	6	5	21
New Aftermarket customer changeover costs (4)	6	—	—	6
Stock based compensation accounting change (5)	1	—	—	1

Adjusted EBIT	$104	$72	$12	$188

	YTD 2005
	North	Europe	Asia
	America	& SA	Pacific	Total
EBIT	$126	41	$10	$177
Restructuring and restructuring related expenses	2	5	—	7

Adjusted EBIT	$128	$46	$10	$184

(1)	Generally Accepted Accounting Principles

(2)	Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first nine months of 2006 and 2005 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.

(3)	EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA because it regularly reviews EBITDA as a measure of the company’s performance. In addition, Tenneco believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)	Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

(5)	2006 includes adjustments to eliminate the additional stock based compensation expense and the impact on the diluted shares calculation associated with FAS 123R, which the company adopted in 2006. The company plans to continue making this adjustment for the remainder of 2006 to enhance investors’ understanding of the comparability between 2006 and 2005 results. See also Attachment I, Statements of Income footnote (b for the nine months ended September 30).

TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited

	Q3 2006
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$109	$—	$109	$—	$109
Exhaust	198	1	197	54	143

Total North America Original Equipment	307	1	306	54	252

North America Aftermarket
Ride Control	91	—	91	—	91
Exhaust	44	—	44	—	44

Total North America Aftermarket	135	—	135	—	135

Total North America	442	1	441	54	387

Europe Original Equipment
Ride Control	87	2	85	—	85
Exhaust	306	12	294	124	170

Total Europe Original Equipment	393	14	379	124	255

Europe Aftermarket
Ride Control	48	1	47	—	47
Exhaust	58	3	55	—	55

Total Europe Aftermarket	106	4	102	—	102

South America & India	70	3	67	9	58

Total Europe, South America & India	569	21	548	133	415

Asia	66	—	66	23	43

Australia	45	(1)	46	5	41

Total Asia Pacific	111	(1)	112	28	84

Total Tenneco Inc.	$1,122	$21	$1,101	$215	$886

	Q3 2005
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$120	$—	$120	$—	$120
Exhaust	249	—	249	69	180

Total North America Original Equipment	369	—	369	69	300

North America Aftermarket
Ride Control	90	—	90	—	90
Exhaust	43	—	43	—	43

Total North America Aftermarket	133	—	133	—	133

Total North America	502	—	502	69	433

Europe Original Equipment
Ride Control	84	—	84	—	84
Exhaust	257	—	257	77	180

Total Europe Original Equipment	341	—	341	77	264

Europe Aftermarket
Ride Control	46	—	46	—	46
Exhaust	51	—	51	—	51

Total Europe Aftermarket	97	—	97	—	97

South America & India	62	—	62	5	57

Total Europe, South America & India	500	—	500	82	418

Asia	38	—	38	10	28

Australia	56	—	56	5	51

Total Asia Pacific	94	—	94	15	79

Total Tenneco Inc.	$1,096	$—	$1,096	$166	$930

Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company’s sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited

	YTD 2006
					Substrate	Revenues
					Sales	Excluding
				Revenues	Excluding	Currency
			Currency	Excluding	Currency	and Substrate
	Revenues		Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$371		$—	$371	$—	$371
Exhaust	677		6	671	181	490

Total North America Original Equipment	1,048		6	1,042	181	861

North America Aftermarket
Ride Control	304		—	304	—	304
Exhaust	129		—	129	—	129

Total North America Aftermarket	433		—	433	—	433

Total North America	1,481		6	1,475	181	1,294

Europe Original Equipment
Ride Control	280	(a)	1	279	—	279
Exhaust	912		—	912	352	560

Total Europe Original Equipment	1,192		1	1,191	352	839

Europe Aftermarket
Ride Control	138		—	138	—	138
Exhaust	161		—	161	—	161

Total Europe Aftermarket	299		—	299	—	299

South America & India	201		13	188	24	164

Total Europe, South America & India	1,692		14	1,678	376	1,302

Asia	174		—	174	59	115

Australia	129		(4)	133	14	119

Total Asia Pacific	303		(4)	307	73	234

Total Tenneco Inc.	$3,476		$16	$3,460	$630	$2,830

	YTD 2005
					Substrate	Revenues
					Sales	Excluding
				Revenues	Excluding	Currency
			Currency	Excluding	Currency	and Substrate
	Revenues		Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$378		$—	$378	$—	$378
Exhaust	756		—	756	204	552

Total North America Original Equipment	1,134		—	1,134	204	930

North America Aftermarket
Ride Control	284		—	284	—	284
Exhaust	125		—	125	—	125

Total North America Aftermarket	409		—	409	—	409

Total North America	1,543		—	1,543	204	1,339

Europe Original Equipment
Ride Control	291	(a)	—	291	—	291
Exhaust	813		—	813	243	570

Total Europe Original Equipment	1,104		—	1,104	243	861

Europe Aftermarket
Ride Control	134		—	134	—	134
Exhaust	154		—	154	—	154

Total Europe Aftermarket	288		—	288	—	288

South America & India	172		—	172	14	158

Total Europe, South America & India	1,564		—	1,564	257	1,307

Asia	108		—	108	33	75

Australia	162		—	162	14	148

Total Asia Pacific	270		—	270	47	223

Total Tenneco Inc.	$3,377		$—	$3,377	$508	$2,869

Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company’s sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company’s revenues.

(a)	Beginning in the second quarter of 2005, Tenneco changed its accounting for a customer contract in its European OE Ride Control unit. The cost of sales for this contract are now netted against the revenues, reducing reported revenues and cost of sales. In the first quarter of 2005, Tenneco recorded $15 million in revenues for this contract.

TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted EBITDA — LTM

	Quarter Ended September 30
	2006		2005

Total debt	$1,403		$1,429

Cash and cash equivalents	116		89

Debt net of cash balances (1)	1,287		1,340

Adjusted LTM EBITDA	420		413

Ratio of net debt to adjusted LTM EBITDA (2)	3.1	x	3.2	x

	Q4 05	Q1 06	Q2 06	Q3 06	Q3 06 LTM

Net income	8	7	24	6	45

Minority interest	1	1	1	2	5

Income tax expense	(4)	—	15	3	14

Interest expense (net of interest capitalized)	33	34	33	34	134

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	38	42	73	45	198

Depreciation and amortization of other intangibles	43	44	47	45	179

Total EBITDA (3)	81	86	120	90	377

Restructuring and restructuring related expenses	5	6	8	7	26
Stock based compensation accounting change (4)	—	1	—	—	1
New Aftermarket customer changeover costs (5)	10	—	6	—	16

Total Adjusted EBITDA (6)	96	93	134	97	420

	Q4 04	Q1 05	Q2 05	Q3 05	Q3 05 LTM

Net income	(19)	7	33	10	31

Minority interest	—	1	—	—	1

Income tax expense	(35)	4	18	7	(6)

Interest expense (net of interest capitalized)	75	32	32	33	172

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	21	44	83	50	198

Depreciation and amortization of other intangibles	46	46	44	44	180

Total EBITDA (3)	67	90	127	94	378

Restructuring and restructuring related expenses	28	3	2	2	35

Total adjusted EBITDA (6)	95	93	129	96	413

(1)	Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco’s credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2)	Tenneco presents the above reconciliation of the ratio debt net of cash to the last twelve months (LTM) of adjusted EBITDA to show trends that investors may find useful in understanding the company’s ability to service its debt. For purposes of this calculation, adjusted LTM EBITDA is used as an indicator of the company’s performance over the most recent twelve months and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. LTM adjusted EBITDA is used to reflect annual values and remove seasonal fluctuations. This reconciliation is provided as supplemental information and not intended to replace the company’s existing covenant ratios or any other financial measures that investors may find useful in describing the company’s financial position. See notes (1), (3) and (4) for a description of the limitations of using debt net of cash, EBITDA and adjusted EBITDA.

(3)	EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Inc. has presented EBITDA because it regularly reviews EBITDA as a measure of the company’s performance. In addition, Tenneco believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)	2006 includes adjustments to eliminate the additional stock based compensation expense and the impact on the diluted shares calculation associated with FAS 123R, which the company adopted in 2006. The company plans to continue making this adjustment for the remainder of 2006 to enhance investors’ understanding of the comparability between 2006 and 2005 results. See also Attachment I, Statements of Income footnote (b) for the nine months ended September 30.

(5)	Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the quarter in which they were incurred.

(6)	Adjusted EBITDA is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company’s financial results in any particular period.